                                                                     EXHIBIT 2.6


                   AMENDMENT NO. 4 TO SHARE EXCHANGE AGREEMENT


         THIS AMENDMENT NO. 4 TO SHARE EXCHANGE AGREEMENT (this "AMENDMENT") is made and entered into as of February 16, 2005, by and among Accessity Corp., a New York corporation ("ACCESSITY"); Pacific Ethanol, Inc., a California corporation ("PEI"); Kinergy Marketing, LLC, an Oregon limited liability company ("KINERGY"); ReEnergy, LLC, a California limited liability company ("REENERGY," and together with PEI and Kinergy, the "ACQUIRED COMPANIES"); each of the shareholders of PEI (collectively, the "PEI SHAREHOLDERS"); each of the holders of options or warrants to acquire shares of common stock of PEI (collectively, the "PEI WARRANTHOLDERS"); each of the limited liability company members of Kinergy identified on the signature pages hereof (collectively, the "KINERGY MEMBERS"); each of the limited liability company members of ReEnergy identified on the signature pages hereof (collectively, the "REENERGY MEMBERS").

         WHEREAS, Accessity, PEI, Kinergy, and ReEnergy have executed a Share Exchange Agreement dated as of May 14, 2004, as amended by that certain Amendment No. 1 to Share Exchange Agreement dated as of July 29, 2004, that certain Amendment No. 2 to Share Exchange Agreement dated as of October 1, 2004 and that certain Amendment No. 3 to Share Exchange Agreement dated as of January 7, 2005 (as so amended, the "EXCHANGE AGREEMENT"); and

         WHEREAS, Accessity, PEI, Kinergy and ReEnergy desire to amend certain provisions of the Share Exchange Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and the respective promises and agreements of the parties set forth herein, the parties hereto agree as follows:

         1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Exchange Agreement.

         2. AMENDMENTS.

                  (a) Section 12.14 of the Exchange Agreement is hereby amended by deleting the number "25,700,000" appearing in the fourth line of said section and inserting in its place the number "26,200,000."

                  (b) Subsection (c) of Section 16.1 of the Exchange Agreement is hereby amended by deleting the reference to "February 28, 2005" and inserting in its place "March 25, 2005."

                  (c) Exhibit B to the Exchange Agreement is hereby amended by deleting the row of the table entitled "PEI SHAREHOLDERS AND ACCESSITY EXCHANGE SHARES TO BE RECEIVED" on
Exhibit B that reads: "Lyles Diversified, Inc.        1,170,000       1,170,000"
and inserting in its place the following new information:

                  "Lyles Diversified, Inc.            1,270,000       1,270,000"

                  (d) Exhibit B to the Exchange Agreement is hereby amended to delete the following information: "Neil Sullivan 60,000 60,000" and to amend the TOTAL amounts shown on the table entitled "PEI SHAREHOLDERS AND ACCESSITY EXCHANGE SHARES TO BE RECEIVED" as follows:

           "TOTAL                                    13,545,866      13,545,866"
                                                     ==========      ===========

                  (e) Exhibit B to the Exchange Agreement is hereby further amended to restate in its entirety the table entitled "PEI WARRANTHOLDERS AND WARRANTS TO ACQUIRE ACCESSITY COMMON STOCK" as follows:

                                                        No. of Shares
                                                     Subject to Accessity           Exercise Price
          "Name of PEI Warrantholder                 Replacement Warrants             Per Share
          --------------------------                 --------------------             ---------

        Cagan-McAfee Capital Partners                       14,167                     $  1.50

        Prima Capital Group, Inc.                           28,320                     $  1.50

        Frank Siefert                                        1,000                     $  1.50

        Cagan-McAfee Capital Partners                       50,000                     $  2.00

        Jeffrey Manternach                                  25,000                     $  0.01

        Liviakis Financial Communications, Inc.            230,000                     $0.0001

        Bock-Stegman Trust                                   6,666                     $  3.00

        Michael T. Bock Revocable Trust                      6,666                     $  3.00

        Jon Spar and Karen Kulkowski                         5,400                     $  3.00

        Peter Bock                                           2,000                     $  3.00

        Bock-Stegman Trust                                   3,333                     $  5.00

        Michael T. Bock Revocable Trust                      3,333                     $  5.00

        Jon Spar and Karen Kulkowski                         2,700                     $  5.00

        Peter Bock                                           1,000                     $  5.00

         TOTAL                                             379,585                $.0001-$5.00"
                                                                                  =============


                                             -2-

                  (f) Exhibit B to the Exchange Agreement is hereby further amended by deleting the table entitled name "CONVERTIBLE DEBT" in its entirety and replacing said table with the following new table which shall read in its entirety as follows:

                                           "CONVERTIBLE DEBT
                                           -----------------


         Lyles Diversifield, Inc.               730,000*               730,000*
                                                --------               --------


                  * Lyles Diversified, Inc. ("LDI") may receive up to 730,000 shares of PEI Stock pursuant to the conversion of a portion of the currently outstanding debt owed by PEI to LDI, which conversion is at the option of LDI. Accordingly, the number of Accessity Exchange Shares to be received by LDI shall be equal to the product of (i) the number of shares of PEI Stock received upon conversion (at a conversion rate of $1.50 per share) of such portion of such debt, multiplied by (ii) the PEI Exchange Ratio. The parties acknowledge and agree that Accessity Exchange Shares will be directly issued to LDI (without any preceding issuance of shares of PEI Stock) if such conversion occurs after the Closing Date."

         3. MISCELLANEOUS. Except as modified and amended pursuant to this Amendment, the Exchange Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Amendment will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

"ACCESSITY":                              ACCESSITY CORP.
 ---------


                                          By:  /S/ BARRY SIEGEL
                                             -----------------------------------
                                               Barry Siegel, Chairman and CEO



"ACQUIRED COMPANIES":                     PACIFIC ETHANOL, INC.
 ------------------


                                          By:  /S/ RYAN TURNER
                                             -----------------------------------
                                               Ryan Turner, Director and COO



                                          KINERGY MARKETING, LLC


                                          By:  /S/ NEIL M. KOEHLER
                                             -----------------------------------
                                               Neil M. Koehler, President



                                          REENERGY, LLC


                                          By:  /S/ FRANK R. LINDBLOOM
                                             -----------------------------------
                                               Frank R. Lindbloom, Member/Owner

                      PEI SHAREHOLDER AND PEI WARRANTHOLDER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 4 TO
                            SHARE EXCHANGE AGREEMENT


         Pursuant to the authority granted to the undersigned in Section 17.2 of the Exchange Agreement, by execution of this Amendment below by the undersigned, the PEI Shareholders and PEI Warrantholders have executed this Amendment as of the day and year first above written.


                                         By:  /S/ RYAN TURNER
                                            ------------------------------------
                                              Ryan Turner,
                                              Attorney-in-Fact

                                 KINERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 4 TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                            /S/ NEIL M. KOEHLER
                                            ------------------------------------
                                            Neil M. Koehler

                                 REENERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                               AMENDMENT NO. 4 TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                      KINERGY RESOURCES, LLC


                                      By: /S/ NEIL M. KOEHLER
                                          --------------------------------------
                                           Neil M. Koehler, Member


                                      FLIN-MAC, INC.


                                      By:  /S/ FRANK R. LINDBLOOM
                                         ---------------------------------------
                                           Frank R. Lindbloom, President



                                           /S/ KENT KAULFUSS
                                         ---------------------------------------
                                          Kent Kaulfuss


                                           /S/ TOM KOEHLER
                                         ---------------------------------------
                                           Tom Koehler